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                              PRICE/COSTCO, INC.



                                      and



                     AMERICAN BANK NATIONAL ASSOCIATION,

                                    TRUSTEE



                            _____________________


                                  INDENTURE

                            DATED AS OF ______, 1996


                            _____________________








                  SENIOR DEBT SECURITIES ISSUABLE IN SERIES





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


                              PRICE/COSTCO, INC.
                   TRUST INDENTURE ACT CROSS REFERENCE SHEET

          This Cross Reference Sheet shows the location in this Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive, of the Trust Indenture Act of 1939, as amended. This Cross Reference Sheet shall not, for any purpose, be considered a part of this Indenture.


                           TRUST INDENTURE                INDENTURE
                             ACT SECTION                   SECTION
            -----------------------------------------    ---------------
SECTION 310 (a)(1), (2). . . . . . . . . . . . . . . .   6.09
            (a)(3), (4). . . . . . . . . . . . . . . .   Not Applicable
            (a)(5) . . . . . . . . . . . . . . . . . .   6.09
            (b). . . . . . . . . . . . . . . . . . . .   6.08, 6.10
            (c). . . . . . . . . . . . . . . . . . . .   Not Applicable
SECTION 311 (a), (b) . . . . . . . . . . . . . . . . .   6.13
            (c). . . . . . . . . . . . . . . . . . . .   Not Applicable
SECTION 312 (a). . . . . . . . . . . . . . . . . . . .   7.01, 7.02(a)
            (b). . . . . . . . . . . . . . . . . . . .   7.02(b)
            (c). . . . . . . . . . . . . . . . . . . .   7.02(c)
SECTION 313 (a)(1)-(4), (6)-(8). . . . . . . . . . . .   7.03(a)
            (a)(5) . . . . . . . . . . . . . . . . . .   Not Applicable
            (b)(1) . . . . . . . . . . . . . . . . . .   Not Applicable
            (b)(2) . . . . . . . . . . . . . . . . . .   7.03(b)
            (c), (d) . . . . . . . . . . . . . . . . .   7.03
SECTION 314 (a). . . . . . . . . . . . . . . . . . . .   7.04
            (b). . . . . . . . . . . . . . . . . . . .   Not Applicable
            (c)(1), (2). . . . . . . . . . . . . . . .   1.03
            (c)(3) . . . . . . . . . . . . . . . . . .   Not Applicable
            (d). . . . . . . . . . . . . . . . . . . .   Not Applicable
            (e). . . . . . . . . . . . . . . . . . . .   1.03
            (f). . . . . . . . . . . . . . . . . . . .   Not Applicable
SECTION 315 (a). . . . . . . . . . . . . . . . . . . .   6.01(a)
            (b). . . . . . . . . . . . . . . . . . . .   6.02
            (c). . . . . . . . . . . . . . . . . . . .   6.01(b)
            (d). . . . . . . . . . . . . . . . . . . .   6.01(c)
            (d)(1) . . . . . . . . . . . . . . . . . .   6.01(a)
            (d)(2) . . . . . . . . . . . . . . . . . .   6.01(c)(ii)
            (d)(3) . . . . . . . . . . . . . . . . . .   6.01(c)(iii)
            (e). . . . . . . . . . . . . . . . . . . .   5.14
SECTION 316 (a). . . . . . . . . . . . . . . . . . . .   1.01
            (a)(1)(A). . . . . . . . . . . . . . . . .   5.12
            (a)(1)(B). . . . . . . . . . . . . . . . .   5.13
            (a)(2) . . . . . . . . . . . . . . . . . .   Not Applicable
            (b). . . . . . . . . . . . . . . . . . . .   5.08
SECTION 317 (a)(1) . . . . . . . . . . . . . . . . . .   5.03
            (a)(2) . . . . . . . . . . . . . . . . . .   5.04
            (b). . . . . . . . . . . . . . . . . . . .   10.03
SECTION 318 (a). . . . . . . . . . . . . . . . . . . .   1.08

                               TABLE OF CONTENTS

ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     SECTION 1.02.  Incorporation by Reference of Trust Indenture Act. . . . . . . . .  10
     SECTION 1.03.  Compliance Certificates and Opinions . . . . . . . . . . . . . . .  11
     SECTION 1.04.  Form of Documents Delivered to Trustee . . . . . . . . . . . . . .  11
     SECTION 1.05.  Acts of Holders. . . . . . . . . . . . . . . . . . . . . . . . . .  12
     SECTION 1.06.  Notices, Etc., to Trustee and Company. . . . . . . . . . . . . . .  13
     SECTION 1.07.  Notices to Holders; Waiver . . . . . . . . . . . . . . . . . . . .  13
     SECTION 1.08.  Conflict With Trust Indenture Act. . . . . . . . . . . . . . . . .  13
     SECTION 1.09.  Effect of Headings and Table of Contents . . . . . . . . . . . . .  13
     SECTION 1.10.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 1.11.  Separability Clause. . . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 1.12.  Benefits of Indenture. . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 1.13.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 1.14.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE TWO - FORM OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 2.01.  Forms Generally. . . . . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 2.02.  Additional Provisions Required in Global Security. . . . . . . . .  15
     SECTION 2.03.  Form of Trustee's Certificate of Authentication. . . . . . . . . .  16

ARTICLE THREE - THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 3.01.  Amount; Issuable in Series . . . . . . . . . . . . . . . . . . . .  16
     SECTION 3.02.  Denominations. . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 3.03.  Execution, Authentication, Delivery and Dating . . . . . . . . . .  18
     SECTION 3.04.  Temporary Securities . . . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 3.05.  Registration, Registration of Transfer and Exchange. . . . . . . .  19
     SECTION 3.06.  Mutilated, Destroyed, Lost or Stolen Securities. . . . . . . . . .  20
     SECTION 3.07.  Payment of Interest; Interest Rights Preserved . . . . . . . . . .  21
     SECTION 3.08.  Persons Deemed Owners. . . . . . . . . . . . . . . . . . . . . . .  22
     SECTION 3.09.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     SECTION 3.10.  Computation of Interest. . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE FOUR - LEGAL DEFEASANCE AND COVENANT DEFEASANCE 22
     SECTION 4.01.  Option to Effect Legal Defeasance or Covenant Defeasance . . . . .  22
     SECTION 4.02.  Legal Defeasance and Discharge . . . . . . . . . . . . . . . . . .  22
     SECTION 4.03.  Covenant Defeasance. . . . . . . . . . . . . . . . . . . . . . . .  23
     SECTION 4.04.  Conditions to Legal or Covenant Defeasance . . . . . . . . . . . .  23
     SECTION 4.05.  Deposited U.S. Legal Tender and U.S. Government
                    Obligations to Be Held in Trust; Other Miscellaneous Provisions. .  24
     SECTION 4.06.  Repayment to Company . . . . . . . . . . . . . . . . . . . . . . .  24
     SECTION 4.07.  Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE FIVE - REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 5.01.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment . . . . . . . .  26
     SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement
                    by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     SECTION 5.04.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . .  27

     SECTION 5.05.  Trustee May Enforce Claims Without Possession of Securities. . . .  28
     SECTION 5.06.  Application of Money Collected . . . . . . . . . . . . . . . . . .  28
     SECTION 5.07.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . . .  28
     SECTION 5.08.  Unconditional Right of Holders to Receive Principal
                    and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     SECTION 5.09.  Restoration of Rights and Remedies . . . . . . . . . . . . . . . .  29
     SECTION 5.10.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . .  29
     SECTION 5.11.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . .  29
     SECTION 5.12.  Control by Holders . . . . . . . . . . . . . . . . . . . . . . . .  29
     SECTION 5.13.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 5.14.  Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 5.15.  Waiver of Usury, Stay or Extension Laws. . . . . . . . . . . . . .  30

ARTICLE SIX - THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 6.01.  Certain Duties and Responsibilities. . . . . . . . . . . . . . . .  30
     SECTION 6.02.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . .  31
     SECTION 6.03.  Certain Rights of Trustee. . . . . . . . . . . . . . . . . . . . .  31
     SECTION 6.04.  Not Responsible for Recitals or Issuance of Securities . . . . . .  32
     SECTION 6.05.  May Hold Securities. . . . . . . . . . . . . . . . . . . . . . . .  32
     SECTION 6.06.  Money Held in Trust. . . . . . . . . . . . . . . . . . . . . . . .  32
     SECTION 6.07.  Compensation and Reimbursement . . . . . . . . . . . . . . . . . .  32
     SECTION 6.08.  Disqualification; Conflicting Interests. . . . . . . . . . . . . .  33
     SECTION 6.09.  Corporate Trustee Required; Eligibility. . . . . . . . . . . . . .  33
     SECTION 6.10.  Resignation and Removal; Appointment of Successor. . . . . . . . .  33
     SECTION 6.11.  Acceptance of Appointment by Successor . . . . . . . . . . . . . .  34
     SECTION 6.12.  Merger, Conversion, Consolidation or Succession to Business. . . .  35
     SECTION 6.13.  Preferential Collection of Claims Against Company. . . . . . . . .  35

ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE
     AND COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     SECTION 7.01.  Company to Furnish Trustee Names and Addresses of Holders. . . . .  35
     SECTION 7.02.  Preservation of Information; Communications to Holders . . . . . .  35
     SECTION 7.03.  Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . .  36
     SECTION 7.04.  Reports by Company . . . . . . . . . . . . . . . . . . . . . . . .  36
     SECTION 7.05.  Establishment of Record Date . . . . . . . . . . . . . . . . . . .  36

ARTICLE EIGHT - CONSOLIDATION, MERGER, CONVEYANCE,
     TRANSFER OR LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     SECTION 8.01.  Company May Consolidate, Etc., Only on Certain Terms . . . . . . .  36
     SECTION 8.02.  Successor Corporation Substituted. . . . . . . . . . . . . . . . .  37

ARTICLE NINE - SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . . .  37
     SECTION 9.01.  Supplemental Indentures Without Consent of Holders . . . . . . . .  37
     SECTION 9.02.  Supplemental Indentures With Consent of Holders. . . . . . . . . .  38
     SECTION 9.03.  Execution of Supplemental Indentures . . . . . . . . . . . . . . .  39
     SECTION 9.04.  Effect of Supplemental Indentures. . . . . . . . . . . . . . . . .  39
     SECTION 9.05.  Conformity with Trust Indenture Act. . . . . . . . . . . . . . . .  39
     SECTION 9.06.  Reference in Securities to Supplemental Indentures . . . . . . . .  39

ARTICLE TEN - COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     SECTION 10.01.  Payment of Principal and Interest . . . . . . . . . . . . . . . .  39
     SECTION 10.02.  Maintenance of Office or Agency . . . . . . . . . . . . . . . . .  39
     SECTION 10.03.  Money for Security Payments to be Held in Trust . . . . . . . . .  40

     SECTION 10.04.  Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     SECTION 10.05.  Maintenance of Properties . . . . . . . . . . . . . . . . . . . .  41
     SECTION 10.06.  Payment of Taxes and Other Claims . . . . . . . . . . . . . . . .  41
     SECTION 10.07.  Statement by Officers as to Default; Notice of Certain Events . .  41
     SECTION 10.08.  Limitations on Liens. . . . . . . . . . . . . . . . . . . . . . .  41
     SECTION 10.09.  Limitation on Sale and Leaseback. . . . . . . . . . . . . . . . .  42
     SECTION 10.10.  Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . .  43

ARTICLE ELEVEN - Redemption of Securities. . . . . . . . . . . . . . . . . . . . . . .  43
     SECTION 11.01.  Applicability of This Article . . . . . . . . . . . . . . . . . .  43
     SECTION 11.02.  Election to Redeem; Notice to Trustee . . . . . . . . . . . . . .  43
     SECTION 11.03.  Selection of Securities to be Redeemed. . . . . . . . . . . . . .  43
     SECTION 11.04.  Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . .  44
     SECTION 11.05.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . .  44
     SECTION 11.06.  Payment of Securities Called for Redemption . . . . . . . . . . .  44

                                  INDENTURE

         INDENTURE, dated as of ______, 1996, between PRICE/COSTCO, INC., a Delaware corporation (herein called the "Company"), and AMERICAN BANK NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                           RECITALS OF THE COMPANY

         The Company has duly authorized the creation and issuance of unsecured debt securities from time to time in series (hereinafter called the "Securities") of substantially the tenor hereinafter provided, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, in accordance with their terms, have been done.

         All things necessary to make this Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Securities are made, executed, authenticated, issued and delivered, the Company and the Trustee covenant and agree with each other, for the equal and proportionate benefit of all Holders (as defined below) of the Securities, as follows:

      ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.  DEFINITIONS

         For all purposes of this Indenture and any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles used by the Company as are generally accepted at the date of such computation; and

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Certain terms, used principally in Article Six, are defined in Section 1.02.

         "Act" when used with respect to any Holder has the meaning specified in Section 1.05.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Attributable Debt" with respect to any sale leaseback transaction restricted by Section 10.09 means the lesser of (i) the total net amount of rent required to be paid during the remaining base term of the related lease or until the earliest date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), discounted at the interest rate borne by the Securities, computed semi-annually, or (ii) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining base term of the related lease (expressed in months) and the denominator of which is the base term of such lease (expressed in months).

         "Authorized Newspaper" means a newspaper of general circulation in the New York, New York area, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Newspapers.

         "Bankruptcy Law" means Title II, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the States of New York, Minnesota or Washington are authorized or obligated by law or executive order to close.

         "Capital Stock" means, for any Corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock issued by such Corporation.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, a Vice Chairman or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves) after deducting therefrom (a) all current liabilities and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries and computed in accordance with GAAP.

         "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are or are required to be consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 East Fifth Street, St. Paul, Minnesota 55101.

         "Corporation" includes corporations, associations, companies and business trusts.

         "Debt" means indebtedness for money borrowed.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 3.07.

         "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to
Section 3.01, and, subject to the provisions of this Indenture, shall also include its successors and assigns.

         "Event of Default" has the meaning specified in Section 5.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exempted Indebtedness" means as of any particular time the sum of
(i) all then-outstanding indebtedness for borrowed money of the Company and Restricted Subsidiaries incurred after the date hereof and secured by any mortgage, security interest, pledge or lien other than those permitted by paragraph (a) of Section 10.08, and (ii) all Attributable Debt with respect to Sale and Leaseback Transactions entered into by the Company and Restricted Subsidiaries after the date hereof other than those permitted by paragraph
(a) of Section 10.09.

         "GAAP" means United States generally accepted accounting principles as in effect on the date of this Indenture.

         "Global Security" means a Security in the form prescribed in
Section 2.01, bearing the legend set forth in Section 2.02, evidencing all or part of a series of Securities, issued to the Depositary or its nominee for such Series, and registered in the name of such Depositary or nominee.

         "Holder" means a Person in whose name a Security is registered in the Securities Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 3.01.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Interest Rate" means the rate of interest specified or determined as specified in each Security as being the rate of interest payable on such Security.

         "Maturity," when used with respect to one of the Securities, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, a Vice Chairman or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee, which shall to the extent applicable contain the statements required by Section 1.03.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee, which shall to the extent applicable contain the statements required by Section 1.03.

         "Original Issue Date" means the date of issuance specified as such in each Security.

         "Outstanding," when used with respect to the Securities of any series, means, as of the date of determination, all Securities of such series theretofore authenticated and delivered under this Indenture, except:

              (i) Securities of such series theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

              (ii) Securities of such series, or portions thereof, for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities of such series; and

              (iii) Securities of such series in exchange for or in lieu of which other Securities of such series have been authenticated and delivered pursuant to this Indenture;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities of such series owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities of such series which the Trustee knows to be so owned shall be so disregarded. Securities of such series so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to Securities of such series and that the pledgee is not the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Principal Property" means any right, title or interest (including leasehold interests under capital leases, but excluding operating leases) of the Company or any Subsidiary in, to or under real property or improvements to real property, which right, title or interest has a book value equal to or greater than 0.5% of the Consolidated Net Tangible Assets of the Company and its Consolidated Subsidiaries.

         "Regular Record Date" for the interest payable on any Interest Payment Date with respect to the Securities of a series means the date specified as such in the terms of the Securities of such series, or, if no such date is so specified, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

         "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means any Subsidiary that owns, or is a lessee of one or more Principal Properties.

         "Secured Debt" means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on property of the Company or any Restricted Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or service.

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any securities of any series authenticated and delivered under this Indenture.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 3.05.

         "Significant Subsidiary" of a person means a Subsidiary of such person which, together with its Consolidated Subsidiaries, has assets or revenues equal to or greater than ten percent (10%) of the assets or revenues, respectively, of such person and its Subsidiaries on a consolidated basis.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

         "Stated Maturity," when used with respect to any Security of any series or any installment of interest thereon, means the date specified in a Security of such series as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

         "Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

         "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "Voting Stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

         Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

         "Bankruptcy Act" means the Bankruptcy Act (Title 11 of the United States Code).

         "indenture securities" means the Securities.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the Securities means the Company or any other obligor on the Securities.

         All the other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them thereby.

SECTION 1.03.  COMPLIANCE CERTIFICATES AND OPINIONS

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05.  ACTS OF HOLDERS

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holder or Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.05.

         Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any Global Security.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Securities shall be proved by the Securities Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security of any series shall bind every future Holder of a Security of such series and the Holder of every Security of such series issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security of such series.

         (e) If the Company shall solicit from the Holders of any series of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders of Securities of such series entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of such series of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities of such series shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of such series on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 1.06.  NOTICES, ETC., TO TRUSTEE AND COMPANY

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

         (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

         (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office or at any other address previously furnished in writing to the Trustee by the Company, Attention:
Executive Vice President and Chief Financial Officer.

SECTION 1.07.  NOTICES TO HOLDERS; WAIVER

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient notice for every purpose hereunder.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.08.  CONFLICT WITH TRUST INDENTURE ACT

         If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 1.09.  EFFECT OF HEADINGS AND TABLE OF CONTENTS

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.10.  SUCCESSORS AND ASSIGNS

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.11.  SEPARABILITY CLAUSE

         In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.12.  BENEFITS OF INDENTURE

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.13.  GOVERNING LAW

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

SECTION 1.14.  LEGAL HOLIDAYS

         In any case where any Interest Payment Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of and interest on such Security need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity; and if so made, no interest shall accrue for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

                    ARTICLE TWO - FORM OF SECURITIES

SECTION 2.01.  FORMS GENERALLY

         The Securities of each series and the Trustee's certificate of authentication shall be in substantially such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as determined by the officers executing such Securities, as evidenced by their execution of the Securities. Securities may be authenticated and delivered pursuant to such procedures acceptable to the Trustee ("Procedures") as may be specified from time to time by Company Order.

         Prior to the delivery of a Security of any series in any such form to the Trustee for authentication, the Company shall deliver to the Trustee the following:

              (a) An order of the Company in accordance with applicable Procedures requesting the Trustee's authentication and delivery of all or a portion of the Securities of such series;

              (b) The Board Resolution by or pursuant to which such form of Security has been approved, and the Board Resolution, if any, by or pursuant to which the terms of the Securities of such series have been approved, and, if pursuant to a Board Resolution, an Officers' Certificate describing the action taken;

              (c) An Officers' Certificate dated the date such certificate is delivered to the Trustee, stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form and with such terms have been complied with; and

              (d) An Opinion of Counsel stating that (i) the form of Securities of such series has been duly authorized and approved in conformity with the provisions of this Indenture; (ii) the terms of such Securities have been duly authorized and determined in conformity with the provisions of this Indenture, or, if such terms are to be determined pursuant to Procedures, when so determined such terms shall have been duly authorized and determined in conformity with the provisions of this Indenture; and (iii) Securities in such form, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors, and sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium, liquidation, receivership, conservatorship, rehabilitation and other similar laws relating to or affecting creditors' rights generally, or by general equitable principles (regardless of whether such enforceability is in a proceeding in equity or at law);

PROVIDED, HOWEVER, that the Trustee shall be entitled to receive (b), (c) and
(d) only at or prior to the first request of the Company to the Trustee to authenticate Securities of such series.

         Temporary Securities of any series may be issued as permitted by
Section 3.04. The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02. ADDITIONAL PROVISIONS REQUIRED IN GLOBAL SECURITY.

         Any Global Security issued hereunder shall, in addition to the other provisions contained in a Security of such series, bear a legend in substantially the following form:

              "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. Every Security delivered upon registration of transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described above.

              Unless this certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is to be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

SECTION 2.03.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities referred to in the within-mentioned Indenture.

Dated:





                                       AMERICAN BANK NATIONAL ASSOCIATION
                                       as Trustee


                                       By:
                                          -----------------------------------
                                                Authorized Signatory


                      ARTICLE THREE - THE SECURITIES


SECTION 3.01.  AMOUNT; ISSUABLE IN SERIES

        The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited in amount.

        The Securities may be issued in one or more series, the terms of each of which may include any or all of the terms set forth below and shall be determined in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

              (a) the title of the Securities of such series, which shall distinguish the Securities of the series from all other Securities;

              (b) the limit, if any, upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.06);

              (c) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable;

              (d) the Interest Rate or Interest Rates, if any, at which the Securities of such series shall bear interest or the method by which such Interest Rate or Interest Rates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

              (e) the place or places where the principal of and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

              (f) the period or periods within or the date or dates on which, if any, the price or prices at which, and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company;

              (g) the obligation, if any, of the Company to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

              (h) the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of such series may be repaid, in whole or in part, at the option of the Holder thereof;

              (i) the denominations in which any Securities of such series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

              (j) the modifications, if any, in the Events of Default or covenants of the Company set forth herein with respect to the Securities of such series;

              (k)  the portion of the principal amount of
        Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof;

              (l) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

              (m) any index used to determine the amount of payments of principal of, or premium, if any, and interest on, the Securities of such series and the manner in which such amounts will be determined;

              (n) the issuance of a temporary Global Security representing all of the Securities of such series and exchange of such temporary Global Security for definitive Securities of such series;

              (o) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act or the basis on which such Global Security may be exchanged for a definitive Security, if different from that set forth in Section 3.04;

              (p)  the provisions, if any, relating to the
        conversion or exchange of the Securities of any series into Securities of another series or into any other debt or equity securities;

              (q) the appointment of a Paying Agent or Agents for the Securities of such series;

              (r)  the applicability, if any, of Section 4.02 or
        Section 4.03 to the Securities of the series, or other means of defeasance or covenant defeasance as may be specified for the Securities of the series; and

              (s)  any other terms of the Securities of such series
        (which terms shall not be inconsistent with the provisions of this Indenture);

or any of the foregoing, all upon such terms as the Board of Directors may determine.

        With respect to the Securities of any series, the Company shall incorporate in or add to the general title of such Securities appropriate words, letters or figures descriptive thereof. Each such Security shall bear upon its face the designation so determined for the series to which it belongs.

        The principal of and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose pursuant to
Section 10.02; provided, however, that principal and interest may be payable at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or
(ii) by wire transfer to an account maintained by such Person.

SECTION 3.02.  DENOMINATIONS

        The Securities of each series shall be issuable in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof, unless otherwise specified in the Board Resolution, Officers' Certificate or supplemental indenture creating such series of Securities.

SECTION 3.03.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING

        The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, a Vice Chairman or one of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary, one of its Vice Presidents or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

        Each Security shall be dated the date of its authentication.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 3.04.  TEMPORARY SECURITIES

        Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

        If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 3.05.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

        The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Securities Registrar" for the purposes of registration and transfer of Securities as herein provided.

        Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same Interest Rate.

        At the option of the Holder, Securities may be exchanged for other Securities of the same issue and series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same Interest Rate, upon surrender of the Securities to be exchanged at such office or agency, and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 or 9.06 not involving any transfer.

        If the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, the Company agrees to use its best efforts to appoint a replacement for the Depositary.

        Notwithstanding any of the foregoing, any Global Security shall be exchangeable pursuant to this Section 3.05 for Securities registered in the names of Persons other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a replacement for the Depositary within 90 days, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or
(iii) there shall have occurred and be continuing an Event of Default, or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as such Depositary shall direct.

        Notwithstanding any other provision in this Indenture, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

        Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section 305, (a) to issue, transfer or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities pursuant to Article Eleven and ending at the close of business on the day of mailing of notice of redemption, or (b) to transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.

SECTION 3.06.  MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES

        If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such mutilated Security, and bearing a number not contemporaneously outstanding.

        If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and
(ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED

        Interest on any Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security, Board Resolution, Officers' Certificate or the supplemental indenture creating the related series of Securities. At the option of the Company, interest on any Security may be paid by wire transfer to an account maintained by the person entitled thereto as specified in the Securities Register.

        Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Section 3.07(a) or (b):

        (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.
The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Securities Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to Section 3.07(b).

        (b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 3.07(b), such payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section 3.07, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08.  PERSONS DEEMED OWNERS

        Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09.  CANCELLATION

        All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed unless otherwise directed by a Company Order.

SECTION 3.10.  COMPUTATION OF INTEREST

        Except as otherwise specified as contemplated in Section 3.01 for Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

           ARTICLE FOUR - LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 4.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

         The Company may elect to have either Section 4.02 or 4.03 be applied to all outstanding Securities of any series upon compliance with the conditions set forth below in this Article IV.

SECTION 4.02.  LEGAL DEFEASANCE AND DISCHARGE

         Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities of a series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such series, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 4.05 and the other Sections of this Indenture referred to in (a) and
(b) below, and to have
satisfied all its other obligations under Securities of such series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of outstanding Securities of such series to receive solely from the trust fund described in Section 4.04, and as more fully set forth in such section, payments in respect of the principal of and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.06 and 10.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article IV. Subject to compliance with this Article IV, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Securities of any series.

SECTION 4.03.  COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from its obligations under the covenants contained in Sections 10.05, 10.07, 10.08 and
10.09 and Article VIII with respect to the outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and such Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of holders thereof (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section
4.01 of the option applicable to this Section 4.03, Sections 5.01(c) and 5.01(d) shall not constitute Events of Default.

SECTION 4.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

         The following shall be the conditions to the application of either
Section 4.02 or Section 4.03 to the outstanding Securities of any series:

              (a) (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Securities, (i) U.S. Legal Tender in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, U.S. Legal Tender in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee to pay and discharge the principal of and interest on the outstanding Securities of such series on the stated maturity of such principal or installment of principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to such Securities and (2) the holders of the Securities must have a valid and perfected exclusive security interest in such trust;

              (b) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

              (c) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Section 5.01(e), 5.01(f) or 5.01(g) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (f) In the case of an election under either Section 4.02 or 4.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 4.02 or 4.03, as applicable, was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

              (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 4.02 or the Covenant Defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04.

SECTION 4.05. DEPOSITED U.S. LEGAL TENDER AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

         Subject to Section 4.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to
Section 4.04 in respect of the Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 4.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 4.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 4.06.  REPAYMENT TO COMPANY

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.07.  REINSTATEMENT

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 4.02 and 4.03, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.


                           ARTICLE FIVE - REMEDIES


SECTION 5.01.  EVENTS OF DEFAULT

        "Event of Default" with respect to the Securities of a particular series, unless otherwise set forth in the Board Resolutions creating such series of Securities, wherever used herein, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a) default in the payment of the principal of any Security of that series as and when the same shall become due and payable, either at its Maturity or otherwise; or

        (b) default in the payment of any installment of interest on any Security of that series when it becomes due and payable, and the continuance of such default for a period of 30 days; or

        (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture in respect of the Securities of that series (other than a covenant or warranty, a default in performance or breach of which is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of each series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (d) a default under any bond, debenture, note or other evidence of Debt of the Company or any Subsidiary (including any Securities) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Company or any Subsidiary, whether such Debt now exists or shall hereafter be created, which default shall involve the failure to pay principal of, or interest on, Debt in excess of $10,000,000 at the stated maturity thereof or shall have resulted in Debt in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded, stayed or annulled, or such Debt having been discharged or, in the case of a Debt contested in good faith by the Company, a bond, letter of credit, escrow deposit or other cash equivalent in an amount sufficient to discharge such Debt having been set aside by the Company, within a period of 60 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled or cause such Debt to be discharged and stating that such notice is a "Notice of Default" hereunder; or

        (e) the filing by the Company or any Significant Subsidiary of the Company (in either case, a "Debtor") of a petition commencing a voluntary case under section 301 of title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

        (f) the filing against a Debtor of a petition commencing an involuntary case under section 303 of title 11 of the United States Code, with respect to which case (i) such Debtor consents or fails to timely object to the entry of, or fails to seeks the stay and dismissal of, an order of relief, (ii) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (iii) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof; or

        (g) the entry by a court of competent jurisdiction of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the property of a Debtor, or directing the winding up or liquidation of the affairs or property of a Debtor, and (i) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or (ii) such judgment, decree or order is in full force and effect and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect.

SECTION 5.02.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT

        If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case, unless the principal amount of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding may declare the principal of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become and shall be immediately due and payable, anything in this Indenture or in the Security to the contrary notwithstanding.

        At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

        (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

              (i) all overdue installments of interest on the Securities of that series,

              (ii) the principal of any Securities of that series which have become due otherwise than by such declaration of acceleration, with interest thereon from the date such principal became due at the rate borne by the Securities,

              (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Securities, and

              (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

        (b) all Events of Default with respect to the Securities of that series, other than the nonpayment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

        No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE

        The Company covenants that if default is made in the payment of (a) any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days or (b) the principal of any Security at the Maturity thereof or otherwise, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal or interest, if any, or both, as the case may be, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate per annum borne by the Securities during the period of such default; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities so affected and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities so affected, wherever situated.

        If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04.  TRUSTEE MAY FILE PROOFS OF CLAIM

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

        (a) to file and prove a claim for the amount of principal and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding and

        (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator, custodian or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.05.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities of any series in respect of which such judgment has been recovered.

SECTION 5.06.  APPLICATION OF MONEY COLLECTED

        Any money collected by the Trustee pursuant to this Article Five with respect to a series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, if any, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST: To the payment of all amounts due the Trustee under Section
6.07;

        SECOND: To the payment of the amounts then due and unpaid for principal of and interest, if any, upon such series of Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal and interest, if any, respectively; and

        THIRD:  The balance, if any, to the Persons entitled thereto.

SECTION 5.07.  LIMITATION ON SUITS

        No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

        (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

        (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

        (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

        (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action, suit or proceeding; and

        (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.07) interest, if any, on such Security on or after the Stated Maturity expressed in such Security, and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09.  RESTORATION OF RIGHTS AND REMEDIES

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.  RIGHTS AND REMEDIES CUMULATIVE

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.  DELAY OR OMISSION NOT WAIVER

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12.  CONTROL BY HOLDERS

        The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that

        (a) such direction shall not be in conflict with any rule of law or with this Indenture and

        (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.  WAIVER OF PAST DEFAULTS

        The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to such series and its consequences, except a default

        (a) in the payment of the principal of or interest, if any, on any Security of such series or

        (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.  UNDERTAKING FOR COSTS

        All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest, if any, on any Security on or after the Stated Maturity expressed in such Security.

SECTION 5.15.  WAIVER OF USURY, STAY OR EXTENSION LAWS

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                    ARTICLE SIX - THE TRUSTEE

SECTION 6.01.  CERTAIN DUTIES AND RESPONSIBILITIES

        (a) With respect to the Securities, except during the continuance of an Event of Default with respect to the Securities,

              (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

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

        (b) In case an Event of Default with respect to the Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

              (i) this Section 6.01(c) shall not be construed to limit the effect of Section 6.01(a);

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to the Securities of any series in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 6.02.  NOTICE OF DEFAULTS

        Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.04(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of or interest, if any, on any Security, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in
Section 5.01(d) with respect to Securities, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 6.02, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities.

SECTION 6.03.  CERTAIN RIGHTS OF TRUSTEE

        Except as otherwise provided in Section 6.01:

        (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

        (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (d) the Trustee may consult with counsel and the advice of such counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

        (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

        (h) except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article X hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 5.01 (a), 5.01 (b) or 10.01, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 6.04.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES

        The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.
 The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05.  MAY HOLD SECURITIES

        The Trustee, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Securities Registrar or such other agent.

SECTION 6.06.  MONEY HELD IN TRUST

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company. Upon the written direction of the Company, the Trustee shall invest funds held by it hereunder either in term or demand obligations of banking institutions with capital surplus in excess of $500,000,000 or in a money market fund which invests solely in U.S. government obligations, and in either case which provides for daily liquidity.

SECTION 6.07.  COMPENSATION AND REIMBURSEMENT

        The Company agrees

        (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        As security for the performance of the obligations of the Company under this Section 6.07, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest, if any, on the Securities.

SECTION 6.08.  DISQUALIFICATION; CONFLICTING INTERESTS

        The Trustee shall comply with Section 310(b) of the Trust Indenture
Act.

SECTION 6.09.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY

        There shall at all times be a Trustee hereunder with respect to the Securities which shall be a Person eligible under the Trust Indenture Act, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor of the Securities or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee upon such Securities. The Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the Trust Indenture Act. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

SECTION 6.10.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR

        (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

        (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        (c) The Trustee may be removed at any time with respect to the Securities of any series by the Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

        (d)   If at any time with respect to the Securities:

              (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months or

              (ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder or

              (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to the Securities or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months (or, in the case of clause
(ii), any Holder) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of that series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months, or the Holder or Holders of at least 10% in aggregate principal amount of the Outstanding Securities of such series, may, on behalf of himself (or themselves) and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Securities of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 6.11.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR

        (a) In case of the appointment hereunder of a successor Trustee with respect to the Securities of any series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.07.

        (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 6.11(a) and this Section 6.11(b), as the case may be.


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

        (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

SECTION 6.12.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS

        Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further Act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

        If and when the Trustee shall become a creditor of the Company (or any other obligor of the Securities), the Trustee shall be subject to the terms of the Trust Indenture Act regarding collection of claims against the Company (or such obligor).

     ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS

        The Company will furnish or cause to be furnished to the Trustee:

        (a) semiannually, not more than 15 days after each Regular Record Date with respect to the Securities of any series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date and

        (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

SECTION 7.02.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS

        (a) The Trustee shall preserve, in as current a form as is reasonably practicable, (i) the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and
(ii) the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

        (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

        (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).


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

SECTION 7.03.  REPORTS BY TRUSTEE

        (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required under the Trust Indenture Act at the time and in the manner provided therein.

        (b) A copy of each such report shall, at the time of transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, if any, with the Commission and with the Company. The Company shall notify the Trustee when, if ever, the Securities are listed on any stock exchange.

SECTION 7.04.  REPORTS BY COMPANY

        (a) The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange, as may be prescribed in such rules and regulations.

        (b) The Company shall file with the Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations.

        (c) The Company shall transmit to the Holders within 30 days after the filing thereof with the Trustee, by first class mail, such summaries of any information, documents and reports required to be filed by the Company pursuant to Section 7.04(a) and (b) as may be required by rules and regulations prescribed by the Commission.

SECTION 7.05.  ESTABLISHMENT OF RECORD DATE

        The Company may set a record date in the circumstances permitted by the Trust Indenture Act for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities. If not set by the Company prior to the first solicitation of a Holder of Securities of any series in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders of Securities of such series required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be, notwithstanding the provisions of the Trust Indenture Act. If a record date is fixed, those persons who were Holders of Securities of such series at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.

     ARTICLE EIGHT - CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS

        The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

        (a) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be the Company or a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

        (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

        (c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Indenture, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or, at the option of the Company, prior to) all indebtedness secured thereby; and

        (d) the Company has delivered to the Trustee an Officers' Certificate and an opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.02.  SUCCESSOR CORPORATION SUBSTITUTED

        Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

              ARTICLE NINE - SUPPLEMENTAL INDENTURES

SECTION 9.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS

        Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

        (a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities in accordance with this Indenture; or

        (b) to add to the covenants of the Company for the benefit of the Holders of the Securities, or to surrender any right or power herein conferred upon the Company; or

        (c)   to secure the Securities; or

        (d) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

        (e) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders in any material respect; or

        (f) to establish the form or terms of Securities of any series pursuant to Section 2.01 or 301; or

        (g) to add an event that will be an Event of Default under Section 5.01; or

        (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture necessary to provide for more than one Trustee.

        Any supplemental indenture authorized by the provisions of this
Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of Outstanding Securities of any series, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS

        Subject to Section 5.08, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

        (a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Security, or reduce the principal amount thereof or the interest thereon or the rate of interest payable on the Securities, or change the place of payment where, or the coin or currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the redemption provisions in a manner adverse to any Holder, or

        (b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

        (c)   modify any of the provisions of this Section 9.02 or Section
5.08 or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

        (d) make the Securities subordinated in right of payment to any extent or under any circumstances to any other indebtedness.

        It shall not be necessary for any Act of Holders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


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

SECTION 9.03.  EXECUTION OF SUPPLEMENTAL INDENTURES

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.  EFFECT OF SUPPLEMENTAL INDENTURES

        Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.  CONFORMITY WITH TRUST INDENTURE ACT

        Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                          ARTICLE TEN - COVENANTS

SECTION 10.01.  PAYMENT OF PRINCIPAL AND INTEREST

        The Company will duly and punctually pay the principal of and interest, if any, on the Securities of any series in accordance with the terms of the Securities of such series and this Indenture.

SECTION 10.02.  MAINTENANCE OF OFFICE OR AGENCY

        The Company will maintain an office or agency in New York, New York where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest, if any, on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents, it will, on each due date of the principal of or interest, if any, on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

        (a) hold all sums held by it for the payment of the principal of or interest, if any, on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

        (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

        (c) at any time during the continuance of any Default by the Company, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent for payment in respect of the Securities.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for one year after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper or mailed to such Holder or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04.  EXISTENCE

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.05.  MAINTENANCE OF PROPERTIES

        The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith will not be materially impaired; provided, however, that nothing in this Section 10.05 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 10.06.  PAYMENT OF TAXES AND OTHER CLAIMS

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and
(b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or which would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

SECTION 10.07.  STATEMENT BY OFFICERS AS TO DEFAULT; NOTICE OF CERTAIN EVENTS

        The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in Default in the performance and observance of any of the Company's obligations under this Indenture and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

        The Company will deliver to the Trustee within 15 days after the occurrence thereof notice of any acceleration which with the giving of notice and lapse of time would be an Event of Default within the meaning of Section 5.01(e).

SECTION 10.08.  LIMITATIONS ON LIENS

         (a) The Company will not, and will not permit any Restricted Subsidiary to, hereafter, create, assume or offer to exist any mortgage, security interest, pledge or lien (herein referred to as a "Lien") of or upon any Principal Property, or any shares of Capital Stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired, without making or causing to be made effective provision, whereby the Securities shall be secured by such Lien equally and ratably with any and all other indebtedness or obligations thereby secured, so long as such indebtedness or obligations shall be so secured; provided, however, that the foregoing shall not apply to any of the following:

         (1)  Liens that exist on the date of this Indenture;

         (2) Liens on property, shares of Capital Stock or evidences of indebtedness of any corporation existing at the time such corporation becomes a Subsidiary;

         (3)  Liens in favor of the Company or any Subsidiary;

         (4) Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to contract or law or indebtedness incurred to finance all or a part of construction of or improvements to property subject to such Liens;

         (5) Liens (i) on property, shares of Capital Stock or evidences of indebtedness for borrowed money existing at the time of acquisition thereof (including acquisition through merger or consolidation), and construction and improvement Liens that are entered into within one year from the date of such construction or improvement; provided that in the case of construction or improvement the Lien shall not apply to any property theretofore owned by the Company or any Restricted Subsidiary except substantially unimproved real property on which the property so constructed or the improvement is located and (ii) for the acquisition of any Principal Property which Liens are created within 180 days after the completion of such acquisition to secure or provide for the payment of the purchase price of the Principal Property acquired; provided that any such Lien does not extend to any other property of the Company or any of its Restricted Subsidiaries (whether such property is then owned or thereafter acquired).

         (6) mechanics', landlords' and similar Liens arising in the ordinary course of business in respect of boligations not due or being contested in good faith;

         (7) Liens for taxes, assessments, or governmental charges or levies that are not delinquent or are being contested in good faith;

         (8) Liens arising from any legal proceedings that are being contested in good faith;

         (9) any Liens that (i) are incidental to the ordinary conduct of its business or the ownership of its properties and assets, including Liens incurred in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of lenders, statutory obligations, taxes and contracts, (ii) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (iii) do not in the aggregate materially detract from the value of the property of the Company or any Restricted Subsidiary or materially impair the use thereof in the operation of its business;

         (10) Liens securing industrial development, road, traffic improvement, sewer, utility or pollution control bonds; and

         (11) Liens for the sole purpose of extending, renewing or replacing (or successively extending, removing or replacing) in whole or in part any of the foregoing.

         (b) Notwithstanding the provisions of paragraph (a) of this Section 10.08, the Company or any Restricted Subsidiary may, without equally and ratably securing the Securities, create, assume or suffer to exist Liens which would otherwise be subject to the foregoing restrictions if at the time of such creation or assumption, and after giving effect thereto, Exempted Indebtedness does not exceed 15% of Consolidated Net Tangible Assets.

SECTION 10.09.  LIMITATION ON SALE AND LEASEBACK

         (a) The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing (as lessee) by the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) which property has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such person (herein referred to as a "Sale and Leaseback Transaction") unless either (i) the Company or such Restricted Subsidiary would be entitled to incur a Lien on such Principal Property without equally and ratably securing the Securities pursuant to paragraph (a) of Section 10.08 or (ii) the proceeds of such sale are at least equal to the fair value of the Principal Property sold and the Company shall apply an amount equal to the net proceeds of such sale to (A) the retirement of Secured Debt of the Company or a Restricted Subsidiary or (B) the acquisition, construction or improvement of a Principal Property, in the case of either clause (A) or (B) within 180 days of the effective date of any such Sale and Leaseback Transaction.

         (b) Notwithstanding the provisions of paragraph (a) of this Section 10.9, the Company or any Restricted Subsidiary may enter into Sale and Leaseback Transactions, if at the time of such entering into, and after giving effect thereto, Exempted Indebtedness does not exceed 15% of Consolidated Net Tangible Assets.

SECTION 10.10.  WAIVER OF CERTAIN COVENANTS

        The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.05, 10.06, 10.08 and 10.09 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                ARTICLE ELEVEN - REDEMPTION OF SECURITIES

SECTION 11.01.  APPLICABILITY OF THIS ARTICLE.

        Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) is not permitted by the Company except as permitted or required by any form of Security of such series issued pursuant to this Indenture, in which case such redemption shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security for such series, each Security shall be subject to partial redemption only in the amount of $1,000 or integral multiples of $1,000.

SECTION 11.02.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

        The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any particular series, the Company shall, at least 20 but not more than 60 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such date and of the principal amount of Securities of that series to be redeemed.

SECTION 11.03.  SELECTION OF SECURITIES TO BE REDEEMED.

        If less than all the Securities of a particular series are to be redeemed, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities or portions thereof of such series to be redeemed. The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.


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

SECTION 11.04.  NOTICE OF REDEMPTION.

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the fifteenth day, and ont earlier than the sixtieth day, prior to the date fixed for redemption, to each Holder of Securities to be redeemed, at his or her address as it appears on the Securities Register.

        With respect to Securities of each series to be redeemed, each notice of redemption shall state:

        (a)   the date fixed for redemption for Securities of such series;

        (b) the redemption price at which Securities of such series are to be redeemed;

        (c) if less than all outstanding Securities of such particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed and the method by which the Securities to be redeemed were selected;

        (d) that on the date fixed for redemption, the redemption price at which such Securities are to be redeemed will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

        (e) the place or places where such Securities may be surrendered for payment of the redemption price at which such Securities are to be redeemed;

        (f)   that the redemption is for a sinking fund, if such is the case;
and

        (g)   the CUSIP number of the Securities of such series, if any.

Notice of redemption of Securities of any series to be redeemed at the election of the Company shall be given by the Company or, at such Company's request, by the Trustee in the name and at the expense of the Company. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security of any series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 11.05.  DEPOSIT OF REDEMPTION PRICE.

        Prior to the redemption date with respect to the Securities of any series specified in the notice of redemption given as provided in Section 11.04, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the applicable redemption price.

SECTION 11.06.  PAYMENT OF SECURITIES CALLED FOR REDEMPTION.

        If any notice of redemption has been given as provided in Section 11.04, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price.

        Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so


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presented. If an interest in a Global Security is so surrendered, such new
Security will also be an interest in a Global Security.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                       PRICE/COSTCO, INC.



                                       By:
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                                       Its:
                                          -----------------------------------

Attest:



By:
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                                       AMERICAN BANK NATIONAL ASSOCIATION



                                       By:
                                          -----------------------------------

                                       Its:
                                          -----------------------------------

Attest:



By:
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